Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

July 29, 2014

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW

Third Floor

Boca Raton, Florida 33487

Re:	TherapeuticsMD, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company under the Act of shares (the “Additional Shares”) of common stock, par value $0.001 per share, of the Company having an aggregate offering price of up to $7,735,440.22. In accordance with General Instruction IV of Form S-3, the Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-186189) (including all amendments and exhibits thereto and all information incorporated by reference therein, the “Prior Registration Statement”), which was declared effective by the Commission on February 5, 2013.

The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The Prior Registration Statement; and

E.	The resolutions of the board of directors of the Company (the “Board”) relating to the approval of the filing of the Prior Registration Statement and the Registration Statement and transactions in connection therewith.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents.

TherapeuticsMD, Inc.

July 29, 2014

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, with respect to the Additional Shares, assuming due issuance and delivery of the Additional Shares upon payment therefor in accordance with the definitive underwriting agreement, prospectus or prospectus supplement approved by the Board, the Additional Shares will be validly issued, fully paid and nonassessable.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced, or distributed to, relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

We do not express any opinion herein concerning any laws other than the laws of the State of Nevada and the federal laws of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP